EXHIBIT 99.1

SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Separation Agreement and Release of All Claims (the “Agreement”), dated as of December 20, 2007, is entered into between Asian Financial, Inc. (“Company”), and Gene Michael Bennett (the “Executive”).

RECITALS

WHEREAS, Company and Executive entered into an employment agreement, entitled Chief Financial Officer Employment Agreement, on or about July 1, 2007 under which Executive served as Chief Financial Officer for Company (the “Employment Agreement”);

WHEREAS, Company and Executive entered into a Confidential Information and Invention Assignment Agreement on or about July 1, 2007 for the protection of Company confidential information as defined therein (the “Confidentiality Agreement”);

WHEREAS, Company and Executive mutually desire to enter into an agreement to provide for Executive’s termination of employment with Company, as well as Executive’s agreement to serve as a consultant for Company for the six-month period following Executive’s termination, upon the terms provided for in this Agreement; and

WHEREAS, the parties have agreed to set forth in writing their mutual decision to enter into this agreement and release of all claims;

AGREEMENT

NOW, THEREFORE, in consideration for the promises, compensation, waiver and release, and agreements hereinafter set forth, Company and Executive agree as follows:

1. Termination of Employment: Executive’s last day of employment with Company shall be December 20, 2007 (“Termination Date”), on which date Executive shall voluntarily resign as an officer and employee of Company.

(a) Payment of Final Wages: Executive shall be paid all outstanding, accrued salary, together with any accrued but unused vacation, on the Termination Date.

(b) SEC Form 8-K: Executive acknowledges and agrees that Company may issue a Form 8-K announcing Executive’s resignation in substantially the form attached hereto as Attachment C.

(c) Letter of Resignation: Concurrently with the execution of this Agreement, Executive shall execute a letter of resignation in the form attached hereto as Attachment A.

2. Outside Consultant: If Executive executes this Agreement in a timely manner and does not revoke it, Company shall retain Executive as an outside consultant for the six-month period beginning on the Termination Date and ending on June 20, 2008 (the “Term”).

(a) Compensation: During the Term, Executive shall be paid $5,000.00 per month for each month in which Executive performs consulting services for Company. Executive acknowledges and agrees that the payments and rights referred to in this Section 2 do not constitute compensation for Executive’s time worked and services rendered prior to the Termination Date, but rather constitute consideration for the promises contained in this Agreement, and that such consideration is above and beyond any wages or salary or other sums to which Executive is entitled from Company under the terms of his employment with Company or under any other contract or law.

(b) Independent contractor status: Executive shall be an independent contractor within the meaning and requirement of applicable laws or customs during the Term. Under no circumstances shall Executive look to Company as his or her employer, or as a partner, agent or principal. Executive shall not be entitled to any benefits accorded to Company’s employees, including but not limited to worker’s compensation, disability insurance, vacation or paid time off. Executive shall be responsible for providing, at Executive’s sole expense, and in Executive’s name, all insurance required by law, including but not limited to disability, worker’s compensation or general liability insurance, as well as all licenses or permits usual or necessary for the performance of Executive’s services under this Agreement.

Nothing in this Agreement shall authorize Executive to bind or contract on behalf of Company, to act as a person or agent upon which service of process may be made on behalf of Company, to accept service of process on behalf of Company, to create or establish a partnership, joint venture, or any agency relationship between Company and Executive, or to act as an employee or servant of Company. Company shall not be responsible in any way for any obligation or liability incurred or assumed by Executive. Executive shall at no time represent himself as an employee, partner or agent of Company.

(c) Duties: Executive will make himself available to the extent reasonably requested by Company for the purpose of consulting with Company regarding his past work and transitioning his duties and responsibilities. Such consultation and cooperation shall include, but is not limited to, Executive's making himself or herself available by telephone to answer questions regarding any matter or project in which he or she was involved while employed at Company. If requested by Company, Executive shall attend meetings or conferences. Company shall reimburse Executive for Executive’s reasonable travel expenses incurred under this Section pursuant to Company’s reimbursement policies in place at the time Executive incurs such expenses.

3. Fringe Benefits; Paid Leave: Executive’s participation in Company’s benefits plans shall cease as of the Termination Date, and Executive thereafter shall not be eligible to participate in any of Company’s benefit plans, including, but not limited to, any dental or medical insurance, long term care plans, retirement or 401(k) plans, vacation leave, sick leave, long term disability insurance, life insurance, or personal accident insurance. Nothing in this Section shall prevent Executive from participating in a COBRA continuation coverage program or any similar state medical and dental insurance continuation coverage program.

4. Return of Company Property: Executive agrees that, on or before the Termination Date, Executive shall return all property of Company, its direct and indirect parents, their respective subsidiaries, affiliates and any divisions thereof which is in his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data, and all copies of the foregoing as well as any automobile or other materials or equipment supplied by Company or its affiliates to Executive.

5. Waiver and Release

(a) Except for any rights granted under this Agreement, Executive, for himself and for his heirs, assigns, executors and administrators, hereby releases, remises and forever discharges Company, its parents, subsidiaries, affiliates, divisions, predecessors, successors, assigns, directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, and all of their predecessors, successors and assigns, (collectively, the “Releasees”), of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has or that his heirs, assigns, executors or administrators hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, as a result of Executive’s employment, the termination of that employment, or any act or omission which has occurred at any time up to and including the date of the execution of this Agreement (the “Released Claims”).

The Released Claims include, without being limited to, any and all claims, demands and causes of action under the following laws, all as amended—the Civil Rights Acts of 1866 and 1964, 42 U.S.C. Sections 1981 and 2000(e) et seq.; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12,101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq.; the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq.; the California Fair Employment and Housing Act, California Government Code Section 12900 et seq.; the California Labor Code; the California Equal Pay Law, California Labor Code Section 1197.5; the Unruh Civil Rights Act, California Civil Code Section 51 et seq.; and any other federal, state or local statute, regulation, common law or decision concerning discrimination, pay, benefits, or any other aspect of employment or any other matter. The Released Claims do not include any rights that cannot by law be released by private agreement.

Waiver of Rights Under California Civil Code Section 1542. Executive acknowledges that he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Even though Executive is aware of this right, Executive nevertheless hereby voluntarily waives the right described in Section 1542 with respect to the Released Claims, and elects to assume all risks for claims that now exist in his favor, known or unknown, arising from the subject matter of the Release.

Executive acknowledges that different or additional facts may be discovered in addition to what he now knows or believes to be true with respect to the matters herein released, and Executive agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts. Executive represents and warrants that he has not previously filed or joined in any claims that are released herein and that he has not given or sold any portion of any claims released herein to anyone else.

(b) Executive agrees that from and after the date of the receipt of this Agreement, he will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof, except: (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by Company; (ii) to his tax advisors as may be necessary for the preparation of tax returns or other reports required by law; (iii) to his attorneys as may be necessary to secure advice concerning this Agreement; or (iv) to members of his immediate family. Executive agrees that prior to disclosing such information under parts (ii), (iii) or (iv) of this Section 5(b), he will inform the recipients that they are bound by the limitations of this section. Executive further agrees that subsequent disclosure of such information by any such recipients shall be deemed to be a disclosure by Executive in breach of this Agreement.

6. Release of ADEA Claims

Executive agrees and understands that he is specifically releasing all claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sections 621 et seq. Executive affirms that he has read the Agreement in its entirety and has had a full and fair opportunity to consider and understand its terms and to be advised by his counsel. Executive further acknowledges that he understands the Agreement and has, of his own free will, without coercion, agreed to the terms of the Agreement. Executive further understands that he has been advised herein in writing that: (i) he should consult with an attorney before signing the Agreement; (ii) that he has at least twenty-one (21) days to consider the Agreement; (iii) that if he signs this Agreement, he may revoke it within seven (7) days after he signs it; and (iv) that this Agreement shall not be enforceable until the seven (7) day revocation period has expired without the Agreement having been revoked as provided herein. Revocation shall be made by delivering a written notice of revocation to:
Fiona Feng
Asian Financial, Inc.
4/F, No.3 Jinyuan Road
Daxing District Industrial Development Zone
Beijing 102600, China

For such revocation to be effective, notice must be received by the Company representative designated above no later than 8:00 a.m. on the eight calendar day after the day on which Executive signs this Agreement. The parties expressly agree that, in the event that Executive revokes this Agreement, the Agreement shall be null and void and have no legal or binding effect whatsoever. The parties to this Agreement recognize that Executive may elect to sign this Agreement before the expiration of the twenty-one (21) day consideration period specified herein, and Executive agrees that if he elects to do so, he shall manifest such election by signing Attachment B to this Agreement.

If Executive does not execute this Agreement within the twenty-one (21) day consideration period, the Agreement shall be deemed revoked and shall have no legal or binding force or effect.

7. Entire Agreement, Amendment: Each of Company and Executive acknowledges that no promise, inducement or other agreement not expressly contained in this Agreement has been made conferring any benefit upon the other; that this Agreement contains the entire agreement between Executive and Company with respect to Executive's employment and ending of employment with Company; and that, with the exception of the Confidentiality Agreement, all prior agreements, understandings, oral agreements and writings between Executive and Company are expressly superseded by this Agreement and are of no further force and effect. The Confidentiality Agreement, and Executives duties and obligations under that agreement, shall remain in full force and effect. This Agreement may not be altered, modified or amended except by written agreement signed by both parties hereto.

8. Non-disparagement: Executive agrees that he will not make to any person or entity any false, disparaging, or derogatory comments about Company, its business affairs, its employees, clients, contractors, affiliates, agents, or any of the other Releasees as defined in Section 5. If Executive is asked about Executive’s termination and/or resignation, Executive may only state that Executive resigned to pursue a PhD degree in Hong Kong.

9. Requests for References: Executive agrees that he shall direct all requests for references or other inquiries concerning Executive’s employment with Company to the attention of Fiona Feng, Assistant to the Chairman of the Company, who shall respond to the request by providing only the starting and ending dates of Executive’s employment with Company, and the last position held by Executive. This Section shall not apply to Company’s response to agency inquiries, governmental investigations, or court processes.

10. Remedies: Executive acknowledges and agrees that if Executive breaches any obligation under this Agreement, Company will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate Company. Executive therefore agrees that upon such breach or threatened breach of any obligation under this Agreement, Company shall be entitled to a temporary restraining order, preliminary injunction, permanent injunction or other injunctive relief compelling Executive to comply with any or all such provisions. This Section shall not be construed as an election of any remedy, or as a waiver of any right available to Company under this Agreement or the law, including the right to seek damages from Executive for a breach of any provision of this Agreement, nor shall this Section be construed to limit the rights or remedies available under applicable law for any violation of any provision of this Agreement.

11. General: This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to the language’s fair meaning, and not strictly for or against any of the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and permitted assigns. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder. The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement. This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party without the prior written consent of the other party.  In the event that any one or more of the provisions of this Agreement, or any part thereof, shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

12. Voluntarily Entering Agreement: Executive acknowledges that Executive (a) have had a sufficient period to consider and review this Agreement before signing it; (b) have carefully read this Agreement; and (c) fully understand this Agreement and are entering into them voluntarily.

13. Non-Admission of Liability: Company has entered into this Agreement and this General Release with Executive to effect a mutually acceptable resolution of each claim that is released in Section 5. Company does not believe or admit that it or any other Releasee has done anything wrong. Executive agrees that this Agreement is not admissible in any court or other forum for any purpose other than the enforcement of its terms.

14. Advice of Counsel: Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and Executive has read and understands all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

The parties have executive this Agreement on the respective dates set forth below:

December 20, 2007	/s/ Gene Michael Bennett
Gene Michael Bennett

December 20, 2007	Asian Financial, Inc.

/s/ Wenhua Guo

By: Title:	Wenhua Guo Chief Executive Officer

ATTACHMENT A

RESIGNATION

I, Gene Michael Bennett, hereby resign my position as Chief Financial Officer of Asian Financial, Inc.

12/20/2007	/s/Gene Michael Bennett

Date	Gene Michael Bennett

ATTACHMENT B

ELECTION TO EXECUTE SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS
PRIOR TO EXPIRATION OF 21-DAY CONSIDERATION PERIOD

I, Gene Michael Bennett, understand that I have twenty-one days within which to consider and execute the attached Separation Agreement and Release of All Claims. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Separation Agreement and Release of All Claims before such twenty-one day period has expired.

12/20/07	/s/ Gene Michael Bennett
Date	Gene Michael Bennett